UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2012

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set for by specific reference in such filing.

On February 17, 2012 Pilgrim's Pride Corporation reported sales of $1.83B for the fourth quarter of 2011, compared with $1.81B in the same period for 2010. Adjusted EBITDA for the quarter was $22.6M, and operating cash flows were positive for the same period. The Company recognized a net loss of $85.4M for the fourth quarter, resulting in a $0.40 loss per share.

Year over year net sales increased 9.5% to $7.5B in 2011, with net income for the year resulting in a loss of $496.8M.

Item 9.01    Financial Statements and Exhibits

The press release is furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 17, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION
Dated: February 17, 2012	By: /s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 17, 2012